UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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Global Telecom & Technology, Inc.

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GLOBAL TELECOM & TECHNOLOGY, INC.

April 30, 2009

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Global Telecom & Technology, Inc. to be held at 10:00 a.m., local time, on June 4, 2009, at our offices, 8484 Westpark Drive, Suite 720, McLean, Virginia 22102.

At the annual meeting, you will be asked to elect eight directors and to approve our Amended and Restated 2006 Employee, Director and Consultant Stock Plan, which has been amended to increase the number of shares of Common Stock reserved under the Plan, to add certain provisions governing the administration of the Plan to ensure compliance with the Internal Revenue Code of 1986, and to remove the cap on the number of shares that may be awarded to any participant during any period under the Plan. Details regarding the matters to be acted upon at this meeting appear in the accompanying Notice of Annual Meeting and Proxy Statement. Our Board of Directors unanimously recommends that stockholders vote in favor of the election of the nominated directors and the approval of our Amended and Restated 2006 Employee, Director and Consultant Stock Plan.

If you plan to attend the annual meeting, we request that you please attempt to provide at least two business days’ advance notice of your intent to attend by contacting Eric Swank, our Chief Financial Officer and Treasurer, at (703) 442-5584. Whether or not you plan to attend the annual meeting, we urge you to complete, sign and date the accompanying proxy card and return it in the enclosed postage-prepaid envelope as soon as possible so that your shares will be represented at the annual meeting. If you later decide to attend the annual meeting or change your vote, you may withdraw your proxy and vote in person at the annual meeting. Voting by written proxy will ensure your representation at the annual meeting if you do not attend in person.

We thank you for your continued support of Global Telecom & Technology and look forward to seeing you at the annual meeting.

Very truly yours,

/s/  Richard D. Calder, Jr.
Richard D. Calder, Jr.
President and Chief Executive Officer

GLOBAL TELECOM & TECHNOLOGY, INC.
8484 Westpark Drive
Suite 720
McLean, Virginia 22102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, JUNE 4, 2009

The Annual Meeting of Stockholders of Global Telecom & Technology, Inc., a Delaware corporation, will be held at 10:00 a.m., local time, on Thursday, June 4, 2009, at our offices, 8484 Westpark Drive, Suite 720, McLean, Virginia 22102 for the following purposes:

1. To elect eight directors to serve for a one-year term expiring at the 2010 Annual Meeting or until their successors are duly elected and qualified or until their earlier resignation or removal;

2. To approve our Amended and Restated 2006 Employee, Director and Consultant Stock Plan, which has been amended to increase the number of shares of Common Stock reserved under the Plan, to add certain provisions governing the administration of the Plan to ensure compliance with the Internal Revenue Code of 1986, and to remove the cap on the number of shares that may be awarded to any participant during any period under the Plan; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this Notice.

Only stockholders of record at the close of business on April 9, 2009 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting and vote in person. If you plan to attend the annual meeting, we request that you please attempt to provide at least two business days’ advance notice of your intent to attend by contacting the undersigned at (703) 442-5584. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You may vote in person at the meeting even if you have previously returned a proxy.

Sincerely,

/s/  Eric Swank
Eric Swank
Chief Financial Officer and Treasurer

McLean, Virginia
April 30, 2009

GLOBAL TELECOM & TECHNOLOGY, INC.
8484 Westpark Drive
Suite 720
McLean, Virginia 22102

PROXY STATEMENT

VOTING AND OTHER MATTERS

General

The enclosed proxy is solicited on behalf of Global Telecom & Technology, Inc., a Delaware corporation, by our Board of Directors for use at our Annual Meeting of Stockholders to be held on June 4, 2009 at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth in this proxy statement and in the accompanying meeting notice. The meeting will be held at our offices, 8484 Westpark Drive, Suite 720, McLean, Virginia 22102.

These proxy solicitation materials were first mailed on or about May 5, 2009 to all stockholders entitled to vote at the meeting.

Voting Securities and Voting Rights

Stockholders of record at the close of business on April 9, 2009, which we have set as the record date, are entitled to notice of and to vote at the meeting. On the record date, there were issued and outstanding 15,340,035 shares of our common stock. Each stockholder voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting.

The presence, in person or by proxy, of the holders of a majority of our outstanding common stock entitled to vote at the meeting constitutes a quorum for the transaction of business at the meeting. Assuming that a quorum is present, a plurality of affirmative votes properly cast in person or by proxy will be required to elect directors and a majority of affirmative votes properly cast in person or by proxy will be required to approve our Amended and Restated 2006 Employee, Director and Consultant Stock Plan.

Votes cast by proxy or in person at the meeting will be tabulated by the inspector of elections appointed for the meeting and will determine whether a quorum is present. The inspector of elections will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will be counted toward the tabulation of votes cast as proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

Whether or not they plan to attend the Annual Meeting, a person may vote by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose. If a person attends the meeting, he or she may vote in person even if such individual had previously returned a proxy card.

Voting of Proxies

When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted “for” the election of the nominees set forth in this proxy statement and “for” the approval of our Amended and Restated 2006 Employee, Director and Consultant Stock Plan.

Revocability of Proxies

Any person giving a proxy may revoke the proxy at any time before its use by delivering to us either a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

Solicitation

We will pay for this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.

Deadline for Receipt of Stockholder Proposals

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2010 annual meeting of stockholders, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, or Exchange Act, by the Securities and Exchange Commission, or SEC, must be received at our principal executive offices not later than January 1, 2010 which is 120 days prior to the first anniversary of the mailing date of this proxy statement. Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our proxy statement.

If a stockholder who wishes to present a proposal fails to notify us by January 1, 2010 and such proposal is brought before the 2010 annual meeting, under the SEC’s proxy rules, the proxies solicited by management with respect to the 2010 annual meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. Stockholders should submit their proposals to Global Telecom & Technology, Inc., 8484 Westpark Drive, Suite 720, McLean, Virginia 22102, Attention: Corporate Secretary.

Annual Report and Other Matters

Our annual report on Form 10-K for the year ended December 31, 2008, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about our Company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

We will provide, without charge, additional copies of our annual report on Form 10-K for the year ended December 31, 2008, as filed with the SEC, to each stockholder of record as of the record date who requests a copy in writing. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibit. Any such requests should be directed to our Company’s secretary at our executive offices set forth in this proxy statement.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

Our certificate of incorporation and bylaws provide that the number of our directors shall be fixed from time to time by resolution of our Board of Directors. Presently, the number of directors is fixed at ten. At each annual meeting of stockholders, directors will be elected for one-year terms to succeed the directors whose terms are expiring. Richard D. Calder, Jr., H. Brian Thompson, S. Joseph Bruno, Didier Delepine, Rhodric C. Hackman, Howard Janzen, Morgan E. O’Brien and Theodore B. Smith, III each have been nominated by our Board of Directors’ Nominating and Governance Committee for re-election for one-year terms expiring in 2010.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named above. Each of the nominees is currently a director of our Company. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

The Board of Directors recommends a vote “for” the nominees named herein.

Nominees for Director Standing for Election

Richard D. Calder, Jr., 45, has served as our Chief Executive Officer and Director since May 2007. Prior to joining us, from 2004 to 2006, Mr. Calder served as President & Chief Operating Officer of InPhonic, Inc., a publicly-traded online seller of wireless services and products. From 2001 to 2003, Mr. Calder served in a variety of executive roles for Broadwing Communications, Inc., including as President — Business Enterprises and Carrier Markets. From 1996 to 2001, Mr. Calder held several senior management positions with Winstar Communications, ultimately serving as President of the company’s South Division. In 1994, Mr. Calder helped to co-found Go Communications, a wireless communications company, and served as its Vice President of Corporate Development from its founding until 1996. Prior to co-founding Go Communications, Mr. Calder held a variety of marketing, business development, and engineering positions within MCI Communications, Inc. and Tellabs, Inc. Mr. Calder holds a Masters in Business Administration from Harvard Business School and received his Bachelor of Science in Electrical Engineering from Yale University.

H. Brian Thompson, 70, has served as Chairman of our Board of Directors since January 2005 and as our Executive Chairman since October 2006. From January 2005 until October 2006, Mr. Thompson also served as our Chief Executive Officer. Mr. Thompson continues to head his own private equity investment and advisory firm, Universal Telecommunications, Inc., focused on both start-up companies and consolidations taking place in the information/telecommunications business areas both domestically and internationally. From December 2002 to June 2007, he was Chairman of Comsat International, one of the largest independent telecommunications operators serving all of Latin America. He previously served as Chairman and Chief Executive Officer of Global TeleSystems Group, Inc. from March 1999 through September 2000. Mr. Thompson also served as Chairman and CEO of LCI International, Inc. from 1991 until its sale to Qwest Communications International, Inc. in June 1998. He became Vice Chairman of the Board for Qwest until his resignation in December 1998. From 1981 to 1990, Mr. Thompson served as Executive Vice President of MCI Communications Corporation. He currently serves as a member of the board of directors of Axcelis Technologies, Inc., ICO Global Communications (Holdings) Limited, Penske Automotive Group, Inc. and Sonus Networks, Inc. Mr. Thompson served as the Co-Chairman for the Americas and is currently on the Executive Committee of the Global Information Infrastructure Commission, a multinational organization launched in Brussels in 1995 to chart the role of the private sector in the developing global information and telecommunications infrastructure. He serves as a member of the Irish Prime Minister’s Ireland-America Economic Advisory Board. Mr. Thompson received his Masters of Business Administration from Harvard’s Graduate School of Business and holds an undergraduate degree in Chemical Engineering from the University of Massachusetts.

S. Joseph Bruno, 60, has been a Director since May 2007. Mr. Bruno has served since 2003 as President and CEO of Building Hope, a private foundation affiliated with Sallie Mae that develops and finances real estate facilities for charter schools in Washington, DC. From 2001 to 2004, Mr. Bruno served as Senior Consultant- eHealth Division of BCE Emergis, an eCommerce service provider in the health and financial services sectors, where he focused on financial reporting, mergers and acquisitions, and tax compliance. From 2000 to 2002, Mr. Bruno also served as Director — International Operations for Carey International. From 1995 to 2000, Mr. Bruno was Senior Vice President, Chief Financial Officer and Corporate Secretary of United Payors & United Providers, Inc., a publicly-traded service provider in the health care industry. From 1989 to 1995, he was a partner at Coopers & Lybrand LLP, an international public accounting firm. From 1986 to 1989, Mr. Bruno served as Senior Vice President of Operations and Chief Financial Officer of Jurgovan & Blair, Inc., a health care and information technology services provider, and from 1971 to 1986, he was employed by KPMG Peat Marwick LLP, an international public accounting firm, including six years as a partner. Mr. Bruno currently serves on the boards of the DC Prep Charter School, the Center City Public Charter Schools, Georgetown University Hospital and Intergroup Service Corporation. Mr. Bruno has been a certified public accountant since 1972. Mr. Bruno received a B.A. in Finance and Accounting from the University of Maryland.

Didier Delepine, 61, has been a Director since October 2006. Mr. Delepine served as president and Chief Executive Officer of Equant NV, a global networking and managed communications solution provider to multinational corporations from 1998 to 2003. From 1995 to 1998, he served as president and Chief Executive Officer of Equant’s Network Services division. Mr. Delepine began his career at SITA, the global telecommunications and technology organization supporting the world’s airlines. From 1987 to 1997, as Senior Vice President in charge of the global network, he led the network development, investments and operation. He also served as chairman and president of ITS Americas, a company specializing in LAN/WAN integration and facility management for U.S. corporations. Mr. Delepine is a member of the board of directors of Viatel Ltd., Orbcomm Inc. and is a member of the board of advisors of Ciena Corporation. Mr. Delepine previously served on the boards of directors of Intelsat Ltd (2003 to 2005) and Eircom Ltd (2003 to 2006) until their privatizations.

Rhodric C. Hackman, 61, has been a Director since January 2005, and from January 2005 to October 2006 served as our President and Secretary. In October 1999, Mr. Hackman co-founded Mercator Capital L.L.C., a merchant and investment bank focused on communications, media and technology. Mr. Hackman has been a partner of Mercator Capital and its affiliates since formation. Mr. Hackman received a B.S. from the United States Naval Academy and an M.B.A. from Cornell University.

Howard E. Janzen, 55, has been a Director since October 2006. Mr. Janzen has served as Chief Executive Officer of One Communications, a privately-held competitive local telecommunications service provider, since March 2007. Mr. Janzen previously served as President of Sprint’s Business Solutions Group, a division of Sprint Corporation serving business customers, from January 2004 to September 2005. From May 2003 to January 2004, Mr. Janzen served as President of Sprint’s Global Markets Group, a division of Sprint serving both consumer and business customers. From October 2002 to May 2003, Mr. Janzen served as President and Chief Executive Officer of Janzen Ventures, Inc., a private equity firm. From 1994 to October 2002, Mr. Janzen served as President and Chief Executive Officer, and from 2001 to October 2002 as Chairman, of Williams Communications Group, Inc., a technology company, which emerged from bankruptcy in October 2002 as WilTel Communications Group, Inc. Williams Communications Group, Inc. filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in April 2002. Mr. Janzen currently serves on the board of directors of Sonus Networks, Inc., Vocera Communications, Inc., Anyware Mobile Solutions, a division of Macrosolve Inc. and Exanet, Inc. Mr. Janzen holds B.S. and M.S degrees in Metallurgical Engineering from the Colorado School of Mines.

Morgan O’Brien, 64, has been a Director since October 2006, and from January 2005 to October 2006 served as a Special Advisor to the Company. Mr. O’Brien is a co-founder and Chairman and Chief Executive Officer of Cyren Call Communications, a new venture seeking to create a nationwide, seamless, ultra-broadband network for public safety communications. Mr. O’Brien was the co-founder of Nextel Communications, Inc. in 1987 and served as its Chairman from 1987 to 1995, and then as Vice-Chairman until its merger with Sprint Communications in 2005. Recently Mr. O’Brien was inducted into the Washington Business Hall of Fame. He currently serves on the board of trustees of The Field School in Washington, D.C. and as a member of the Law Board of Northwestern University

School of Law. Mr. O’Brien received an A.B. in Classical Studies from Georgetown University and a law degree from Northwestern University.

Theodore B. Smith, III, 46, has been a Director since December 2007. Mr. Smith currently serves as the Chairman and Chief Executive Officer of John Hassall, Inc., a privately held manufacturer of cold formed rivets. From 1997 to 2004, Mr. Smith served as President of John Hassall, Inc. prior to his election as its Chairman and Chief Executive Officer. From 1989 to 1997, Mr. Smith served in various positions in manufacturing and sales for John Hassall, Inc. Mr. Smith holds Bachelors of Arts degrees in Economics and Art from Colgate University.

Information Relating to Corporate Governance and the Board of Directors

The Nominating and Governance Committee of our Board of Directors has determined, after considering all the relevant facts and circumstances, that each of Messrs. Bruno, Delepine, Janzen, O’Brien, and Smith are independent directors, as “independence” is defined in the federal securities laws and the Nasdaq Marketplace Rules.

Our bylaws authorize our Board of Directors to appoint among its members one or more committees, each consisting of one or more directors. Our Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

Our Board of Directors has adopted charters for the Audit, Compensation and Nominating and Governance Committees describing the authority and responsibilities delegated to each committee by the Board of Directors. Our Board of Directors has also adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and a Whistleblower Policy. We post on our website, at www.gt-t.net, the charters of our Audit, Compensation and Nominating and Corporate Governance Committees and our Corporate Governance Guidelines, Code of Business Conduct and Ethics and Whistleblower Policy. These documents are also available in print to any stockholder requesting a copy in writing from our corporate secretary at our executive offices set forth in this proxy statement. We intend to disclose on our website any amendments to or waivers of a provision of our Code of Business Conduct and Ethics made with respect to our directors or executive officers.

Interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including our independent directors and the members of our various board committees, by submitting a letter addressed to the Board of Directors of Global Telecom & Technology, Inc. c/o any specified individual director or directors at the address listed herein. Any such letters will be sent to the indicated directors.

The Audit Committee

The purpose of the Audit Committee is (i) to oversee the accounting and financial and reporting processes of our Company and the audits of the financial statements of our Company, (ii) to provide assistance to our Board of Directors with respect to its oversight of the integrity of the financial statements of our Company, our Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of our Company’s internal audit function, if any, and independent registered public accounting firm, and (iii) to prepare the report required by the rules promulgated by the SEC. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of our Company’s accounting and financial reporting process and audits of the financial statements of our Company on behalf of our Board of Directors. The Audit Committee also selects the independent registered public accounting firm to conduct the annual audit of the financial statements of our Company; reviews the proposed scope of such audit; reviews accounting and financial controls of our Company with our financial accounting staff; and, unless otherwise delegated by our Board of Directors to another committee, reviews and approves transactions between us and our directors, officers, and their affiliates.

The Audit Committee currently consists of Messrs. Bruno, Smith, and Delepine, each of whom is an independent director of our Company under the Nasdaq Marketplace Rules and under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. The Board of Directors previously determined that all members of the Audit Committee meet the requirements for financial literacy and that Mr. Bruno qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. Mr. Bruno serves as the Chairman of the Audit Committee.

The Compensation Committee

The purpose of the Compensation Committee includes determining, or recommending to our Board of Directors for determination, the compensation of our Chief Executive Officer and any other executive officer of the Company who reports directly to the Board of Directors, and the members of the Board of Directors; determining, or recommending to the Board of Directors for determination, the compensation of all other executive officers of the Company; and discharging the responsibilities of our Board of Directors relating to our Company’s compensation programs and compensation of our Company’s executives. In fulfilling its responsibilities, the Compensation Committee shall also be entitled to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee. Information regarding the Company’s processes and procedures for the consideration and determination of executive and director compensation is addressed in the Compensation Discussion and Analysis below. The Compensation Committee currently consists of Messrs. Janzen and Smith. Mr. Janzen serves as the Chairman of the Compensation Committee.

The Nominating and Governance Committee

The purpose of the Nominating and Governance Committee includes selecting, or recommending to our Board of Directors for selection, the individuals to stand for election as directors at each annual meeting of our stockholders or, if applicable, a special meeting of our stockholders, overseeing the selection and composition of committees of our Board of Directors, overseeing our management continuity planning processes, and reviewing and updating our corporate governance policies, as applicable. The Nominating and Governance Committee identifies and reviews the qualifications of new director nominees consistent with selection criteria established by our Board of Directors and recommends the slate of nominee for inclusion in the Company’s proxy statement. The Nominating and Governance Committee’s process for selecting nominees to our Board of Directors is described in more detail under “Nominating and Governance Committee’s Process for Selecting Nominees to the Board of Directors” below. The Nominating and Governance Committee is also responsible for conducting the periodic evaluation of the performance of our Board of Directors and its committees and for considering questions of independence and possible conflicts of interest of members of our Board of Directors and executive officers. The Nominating and Governance Committee currently consists of Messrs. Delepine, Janzen and O’Brien. Mr. Delepine serves as the Chairman of the Nominating and Governance Committee.

Nominating and Governance Committee’s Process for Selecting Nominees to the Board of Directors

The Nominating and Governance Committee considers candidates for membership to our Board of Directors who are suggested by its members and other Board of Directors members, as well as by management, stockholders and other interested parties. The Nominating and Governance Committee may also retain a third-party search firm to identify candidates from time to time upon request of the Nominating and Governance Committee or the Board of Directors.

Stockholders can recommend a prospective nominee for our Board of Directors by writing to our Corporate Secretary at the Company’s corporate headquarters setting forth, as to each person whom the stockholder proposes to nominate for election as a director (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) a description of the capital stock of the Company owned beneficially or of record by the person, and (d) any other information relating to the person that would be required to be disclosed in a proxy statement, and whatever additional supporting material the stockholder considers appropriate. Any stockholder nominating a person for election as a director shall provide the Company’s Corporate Secretary with (a) the name and record address of such stockholder, (b) a description of the capital stock of the Company owned beneficially or of record by such stockholder, (c) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (d) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (e) any other information relating to such stockholder that would be required to be disclosed in a proxy statement.

Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

The Nominating and Governance Committee’s assessment of a nominee’s qualification for Board of Directors membership includes, among other things, the following criteria:

•	The diversity, age, background and experience of the candidate;

•	The personal qualities and characteristics, accomplishments and reputation in the business community of the candidate;

•	The knowledge and contacts of the candidate in the communities in which we conduct business and in our industry or other industries relevant to our business;

•	The ability and expertise of the candidate in various activities deemed appropriate by the Board of Directors; and

•	The fit of the candidate’s skills, experience and personality with those of other directors in maintaining an effective, collegial and responsive Board of Directors.

The initial determination to seek a Board of Directors candidate is usually based on the need for additional Board of Directors members to fill vacancies or to expand the size of the Board of Directors, although the decision can also be based on the need for certain skill sets or qualifications, such as financial expertise. The Nominating and Governance Committee’s process for identifying and evaluating nominees for director is the same no matter who makes the recommendation.

Once the Nominating and Governance Committee has determined, in consultation with other board members if appropriate, that additional consideration of a candidate is warranted, the Nominating and Governance Committee may, or it may request third parties to, gather additional information about the prospective candidate’s background, experience and independence. Following review of this information, if the Nominating and Governance Committee determines it is appropriate to proceed, the Nominating and Governance Committee or other members of the Board of Directors will generally interview the prospective candidate. The Nominating and Governance Committee then evaluates the prospective nominee against the standards and qualifications set forth above and such other relevant factors that the Nominating and Governance Committee or the Board of Directors deems appropriate, including the current composition of the board and the candidate’s personal qualities, skills and characteristics.

Following this evaluation, if the Nominating and Governance Committee believes that the prospective candidate is qualified for nomination, generally the Nominating and Governance Committee will make a recommendation to the full Board of Directors, and the full Board of Directors will make the final determination whether the candidate should be nominated to the Board of Directors.

Board and Committee Meetings

Our Board of Directors held a total of four meetings during the fiscal year ended December 31, 2008, in addition to taking action by unanimous written consent on three occasions. During the fiscal year ended December 31, 2008, the Audit Committee held a total of nine meetings, the Compensation Committee held a total of six meetings in addition to taking action by unanimous written consent on two occasions, and the Nominating and Governance Committee held four meetings. During 2008, no director attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board of Directors, and (ii) the total number of meetings held by all Committees of our Board of Directors on which he was a member. We encourage each of our directors to attend the annual meeting of stockholders.

Director Compensation and Other Information

The following table sets forth the compensation earned by our non-employee directors in 2008.

	Fees
	Earned or
	Paid in	Stock
	Cash	Awards	Total
Name	($)	($)	($)

S. Joseph Bruno	15,000	15,000	30,000
Didier Delepine	30,000	—	30,000
Rhodric C. Hackman	12,500	12,500	25,000
Howard Janzen	—	30,000	30,000
Morgan E. O’Brien	—	25,000	25,000
Sudhakar Shenoy(1)	6,250	5,625	11,875
Theodore B. Smith, III	—	25,000	25,000

(1)	Mr. Shenoy’s term with our Board of Directors ended on June 5, 2008.

Overview of Director Compensation

We compensate non-employee members of our Board of Directors through a mixture of cash and equity-based compensation. We pay each non-employee director annualized compensation of $25,000, payable in four equal installments at the end of each calendar quarter during which the non-employee director serves as a member of our Board of Directors. To the extent that a non-employee director serves for less than the full calendar quarter, he or she would receive a pro-rated portion of the quarterly payment equal to the proportionate amount of the calendar quarter for which he or she served as a director. Each chairperson of a standing committee receives additional annualized compensation of $5,000, payable in four equal installments at the end of each calendar quarter during which the director serves as the chairperson of the particular committee. We reimburse our directors for reasonable travel and other expenses incurred in connection with attending meetings of our Board of Directors.

All retainers and meeting fees may be paid in cash, stock or a mixture of cash and stock, at each director’s election. Employees who also serve as directors receive no additional compensation for their services as a director.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

PROPOSAL 2

APPROVAL AND ADOPTION OF OUR AMENDED AND RESTATED 2006 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

Background

In 2006, our Board of Directors adopted, and our stockholders approved, our 2006 Employee, Director and Consultant Stock Plan. On November 30, 2006, our Board of Directors approved an amendment to the 2006 Employee, Director and Consultant Stock Plan to change the termination date to May 21, 2016 and reflect the Company’s then-new name. The initial plan, as amended, is sometimes referred to as the “Original Stock Plan.” The Board of Directors has recently approved an amendment and restatement of the Original Stock Plan. This version of the plan is sometimes referred to as the “Restated Stock Plan.” The Restated Stock Plan is identical to the Original Stock Plan in all respects except three:

•	the Restated Stock Plan increases the number of shares of Common Stock with which awards may be made under the Restated Stock Plan from 3,000,000 to 3,500,000;

•	certain provisions governing the administration of the Restated Stock Plan (which provisions have more technical than actual effect) have been added to ensure the Restated Stock Plan’s compliance with the requirements of Section 409A of the Code; and

•	the cap on the number of shares that may be awarded to any participant during any period has been removed.

Purpose

The purpose of the Restated Stock Plan is to assist our Company and its designated affiliates in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants, and other persons who provide services to our Company or its affiliates, by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and our stockholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of stockholder value.

The Original Stock Plan was effective on October 16, 2006. As of the date of this proxy statement, the following outstanding awards have been granted under the Original Stock Plan:

Options to purchase shares of Common Stock: 779,000

Grants of shares of restricted Common Stock: 1,680,284

Stockholder approval of the Restated Stock Plan is required to comply with the incentive stock options rules under Section 422 of the Code.

The following is a summary of certain principal features of the Restated Stock Plan. This summary is qualified in its entirety by reference to the complete text of the Restated Stock Plan. Stockholders are urged to read the actual text of the Restated Stock Plan in its entirety which is set forth as Appendix A to this proxy statement.

THE RESTATED STOCK PLAN PROPOSAL

General

We are seeking your approval to adopt the Amended and Restated 2006 Employee, Director and Consultant Stock Plan. On April 30, 2009, our Board of Directors approved, subject to approval of our stockholders, our Restated Stock Plan. If our stockholders approve our Restated Stock Plan, up to 3,500,000 shares of common stock will be available for issuance in connection with the grant of options and/or other stock-based or stock-denominated awards.

The Restated Stock Plan is being submitted to holders of our common stock for approval at the meeting in order to ensure favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Code. Our Board of Directors believes that the approval of the Restated Stock Plan is necessary to provide us with a sufficient number of shares to attract, retain and motivate employees, directors and consultants and to give us the flexibility we need to make various types of grants in light of the recent changes in tax and accounting rules relating to equity-based compensation.

Material Features of our Plan

The following paragraphs provide a summary of the principal features of the Restated Stock Plan and its operation. The following summary is qualified in its entirety by reference to our Plan as set forth in Appendix A.

The Restated Stock Plan provides for the grant of incentive stock options, non-qualified stock options, restricted and unrestricted stock awards and other stock-based awards to employees, directors and consultants. Upon approval, an aggregate of 3,500,000 shares of common stock will be available for issuance under the Restated Stock Plan, of which 2,459,284 shares are subject to outstanding option and restricted stock grants.

In accordance with the terms of the Restated Stock Plan, our Board of Directors has authorized our compensation committee to administer the Restated Stock Plan. The compensation committee may delegate part of its authority and powers under the Restated Stock Plan to one or more of our directors and/or officers, but only the compensation committee can make awards to participants who are directors or executive officers of us. In accordance with the provisions of the Restated Stock Plan, our compensation committee will determine the terms of options and other awards, including:

•	the determination of which employees, directors and consultants will be granted options and other awards;

•	the number of shares subject to options and other awards;

•	the exercise price of each option which may not be less than fair market value on the date of grant;

•	the schedule upon which options become exercisable;

•	the terms and conditions of other awards, including conditions for repurchase, termination or cancellation, issue price and repurchase price; and

•	all other terms and conditions upon which each award may be granted in accordance with the Restated Stock Plan.

The maximum term of options granted under the Restated Stock Plan is ten years. Awards are generally subject to early termination upon the termination of employment or other relationship of the participant with us, whether such termination is at our option or as a result of the death or disability of the participant. Generally, in the event of a participant’s termination for cause, all outstanding awards shall be forfeited

In addition, our compensation committee may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by our Restated Stock Plan, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant.

If our common stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock deliverable upon exercise of an option issued or upon issuance of an award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

Upon a merger or other reorganization event, our Board of Directors, may, in their sole discretion, take any one or more of the following actions pursuant to our Plan, as to some or all outstanding awards:

•	provide that all outstanding options shall be assumed or substituted by the successor corporation;

•	upon written notice to a participant, (i) provide that the participant’s unexercised options or awards will terminate immediately prior to the consummation of such transaction unless exercised by the participant; or (ii) terminate all unexercised outstanding options immediately prior to the consummation of such transaction unless exercised by the optionee;

•	in the event of a merger pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to the optionees equal to the difference between the merger price times the number of shares of our common stock subject to such outstanding options, and the aggregate exercise price of all such outstanding options, in exchange for the termination of such options;

•	provide that all or any outstanding options shall become exercisable in full immediately prior to such event; and

•	provide that outstanding awards shall be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the reorganization event.

The Restated Stock Plan may be amended by our stockholders. It may also be amended by the Board of Directors, provided that any amendment approved by the Board of Directors which is of a scope that requires stockholder approval as required in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422, or for any other reason is subject to obtaining such stockholder approval. If adopted, our Restated Stock Plan will expire on the same date as provided under the Original Stock Plan, May 21, 2016.

Material Federal Income Tax Considerations

The following discussion sets forth the material federal income tax considerations relating to stock options and stock grants under the Stock Plan:

Incentive Stock Options:	Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to the company at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income.” Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.

Non-Qualified Options:	Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.

A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee’s compensation income. If, however, non-qualified options are exercised to individuals who are covered employees within the meaning of Section 162(m) of the Code (i.e., the CEO and the three most highly compensated officers of the Company other than the CFO) and the covered employee has compensation in excess of $1,000,000 in a year in which the option is exercised , the Company may not be entitled to a deduction with respect to the exercise of the non-qualified option.

An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Grants:	With respect to stock grants under the Restated Stock Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee. If, however, stock grants are made to individuals who are covered employees within the meaning of Section 162(m) of the Code (as defined above) and the covered employee has compensation in excess of $1,000,000 in a year in which stock grants become taxable to the covered employee, the Company may not be entitled to a deduction with respect to the stock grants.

With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

The Board of Directors recommends a vote “for” the approval of the Amended and Restated 2006 Employee, Director and Consultant Stock Plan.

REPORT WITH RESPECT TO THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The firm of J.H. Cohn LLP, an independent registered public accounting firm, has audited the consolidated financial statements of our Company for the fiscal years ended December 31, 2007 and 2008, respectively. We anticipate that representatives of J.H. Cohn LLP will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

The Company anticipates that J.H. Cohn LLP will provide assistance during 2009 with respect to review of the Company’s quarterly filings with the SEC. However, the Company, in consultation with the Audit Committee, has not yet selected an independent registered public accounting firm with respect to the audit of its 2009 consolidated financial statements. The Company anticipates completing the selection of an independent auditor for the registered public accounting firm of its 2009 consolidated financial statements in consultation with the Audit Committee during the second quarter of 2009.

The aggregate fees billed to the Company by J.H. Cohn LLP for the fiscal years ended December 31, 2008 and 2007 are as follows:

	2008	2007

Audit Fees(1)	$297,500	$282,500
Audit-Related Fees(2)	$0	$7,500

Total	$297,500	$290,000

(1)	Audit Fees consist of fees incurred for the audits of our annual financial statements and the review of our interim financial statements included in our quarterly reports on Form 10-Q for the first three quarters of each fiscal year.

(2)	Audit-Related Fees consist of fees incurred for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the category “Audit Fees.” Such fees include amounts paid with respect to assistance in review and consents with respect to our preparation of a Form S-1 in 2007.

The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit-related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent registered public accounting firm. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent registered public accounting firm, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate to management the pre-approval of services to be performed by the independent registered public accounting firm.

Our Audit Committee requires that our independent registered public accounting firm, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s accounting and financial reporting processes and the audits of its financial statements, including the performance and compensation of the Company’s independent auditor. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of the Company’s internal controls procedures.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the Company’s financial statements for the years ended December 31, 2008 and 2007 and to the Company’s Sarbanes-Oxley implementation plan with the Company’s management. The Audit Committee also reviewed with J.H. Cohn LLP, the Company’s independent registered public accounting firm, the results of their audit. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61 Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. This discussion included, among other things, the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in the Company’s financial statements, including the disclosures related to critical accounting policies and practices used by the Company. The Audit Committee has reviewed permitted services under the rules of the Securities and Exchange Commission as currently in effect and discussed with J.H. Cohn LLP their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board in Rule 3526 Communication with Audit Committees, and has considered and discussed the compatibility of non-audit services provided by J.H. Cohn LLP with that firm’s independence. In addition, the Audit Committee discussed the rules of the Securities and Exchange Commission that pertain to the Audit Committee and the roles and responsibilities of Audit Committee members.

Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Respectfully submitted by the Audit Committee,

Joseph Bruno, Chair
Didier Delepine
Theodore B. Smith, III

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We have prepared the following Compensation Discussion and Analysis to provide you with information that we believe is necessary to understand our executive compensation policies and decisions as they relate to the compensation of our named executive officers as identified in our Summary Compensation Table on page 18.

Objectives.  We operate in a highly competitive and challenging environment. To attract, retain, and motivate qualified executive officers, we aim to establish wages and salaries that are competitive with those of executives employed by similar firms in our operating industries. Another objective of our compensation policies is to motivate employees by aligning their interests with those of our stockholders through equity incentives, thereby giving them a stake in our growth and prosperity and encouraging the continuance of their services with us or our subsidiaries. Given our relative size, we have determined to take a simple approach to compensating our named executive officers and to avoid other forms of compensation, such as awards under non-equity incentive plans, non-qualified defined benefit plans and pension plans.

Our compensation program is designed to reward performance, both individual performance and the performance of the company as a whole. While base salaries for our executives should reflect the marketplace for similar positions, a significant portion of their compensation is earned based on our financial performance and the financial performance of each executive’s area of responsibility. In February 2008, we established, and our Compensation Committee approved, quantifiable performance objectives for our Chief Executive Officer and Chief Financial Officer related to our 2008 performance. We strongly believe in measurement of quantifiable results and this emanates from our belief that sustained strong financial performance is an effective means of enhancing long-term stockholder value.

Compensation Program Administration and Policies.  The Compensation Committee, which is comprised exclusively of independent directors, has general responsibility for executive compensation and benefits, including incentive compensation and equity-based plans. Specific salary and bonus levels, as well as the amount and timing of equity grants, are determined on a case-by-case basis and reflect our overall compensation objectives as our desire to retain and motivate our employees manifests itself in how compensation is allocated to our named executive officers. Initial compensation elements for our named executive officers were established in employment agreements each has entered into with us. Those employment agreements provide for specified salaries (consistent with our objectives with respect to compensation) and some of them also contemplate potential bonus awards and equity grants to be awarded at the discretion of the Compensation Committee with reference to both our performance and the performance of the individual executive.

All employment agreements with executives are reviewed and approved by the Compensation Committee on an individual case basis. Similarly, the Compensation Committee serves as the administrator of our 2006 Employee, Director and Consultant Stock Plan, and is the entity authorized to grant equity awards under that plan. Finally, the Compensation Committee is responsible under each of the employment agreements to determine the extent to which each executive may be entitled to any bonus payments based upon individual and/or Company performance (as contemplated by the terms of those agreements).

Pay Elements.  We provide the following pay elements to our executive officers in varying combinations to accomplish our compensation objectives:

•	Base salary;

•	Annual incentives in the form of cash bonuses;

•	Equity-based compensation (stock options and restricted stock grants) pursuant to our 2006 Employee, Director and Consultant Stock Plan;

•	Certain modest executive perquisites and benefits; and

•	Payments with respect to severance of employment and/or upon change-of-control.

We fix each executive’s base salary at a level we believe enables us to hire and retain individuals in a competitive environment and to reward satisfactory individual performance and a satisfactory level of contribution to our overall business goals. We utilize cash bonuses to reward performance achievements within the past fiscal year, and similarly, we utilize equity-based compensation under our 2006 Employee, Director and Consultant Stock Plan to provide additional long-term rewards for short-term performance achievements, which we believe encourages similar performance over a longer term.

Each compensation element and its purpose are further described below.

Base Salary.  Base salary is intended to compensate the executive for the basic market value of the position and the responsibilities of that position relative to other positions in the Company. The base salary for each of our executives is initially established through negotiation at the time of hire, based on such factors as the duties and responsibilities of the position, the individual executive’s experience and qualifications, the executive’s prior salary and competitive salary information. Generally, the Chief Executive Officer will recommend annual base salary (and changes thereto) with respect to the other executives to the Compensation Committee. The Compensation Committee will determine the Chief Executive Officer’s base salary by reference to the same criteria.

We annually review our base salaries, and may adjust them from time to time based on market trends. We also review the applicable executive’s responsibilities, performance and experience. We do not provide formulaic base salary increases to our executives. If necessary, we realign base salaries with market levels for the same positions in companies of similar size to us represented in compensation data we review, if we identify significant market changes in our data analysis. Additionally, we intend to adjust base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities.

In March 2009, the Compensation Committee recommended for approval by the full Board of Directors base salaries for our executive officers. The Board of Directors established the 2009 base salaries for Messrs. Calder and McKee at $262,500 and $190,000, respectively. The 2009 base salaries for our executive officers reflect the annual review based on performance, compensation of market comparables and promotional increases.

Annual Incentives (Cash Bonuses).  We provide a cash bonus opportunity to all of our executive officers. We pay bonuses for the previous fiscal year generally during the month following the filing of our audited financials with the SEC. Generally, bonuses are payable to the extent provided in the employment agreements negotiated with individual executives as approved by the Compensation Committee. Those employment agreements that provide for the payment of cash bonuses contemplate that they are based upon an evaluation of both our performance and the performance of the individual executive and/or at the sole discretion of the Board of Directors. Individual performance is measured based on the achievement of quantifiable performance objectives established by the Compensation Committee at the beginning of our fiscal year. We believe linking cash bonuses to both Company and individual performance will motivate executives to focus on our annual revenue growth, profitability, cash flow and liquidity, which we believe should improve long-term stockholder value over time.

Equity-Based Compensation.  Each employment agreement with our named executive officers provides for certain specified initial grants of restricted stock and/or stock options. Our Compensation Committee believes that granting additional shares of restricted stock and/or stock options on an annual basis to existing executives provides an important incentive to retain executives and rewards them for our short-term performance while also creating long-term incentives to sustain that performance. Any future grants may be made at the sole discretion of our Compensation Committee. Generally, grants of restricted stock and stock options vest over four years and no shares or options vest before the first day of the succeeding fiscal year (the fiscal year following the fiscal year in which the options were actually granted).

Executive Perquisites and Benefits.  Our philosophy is to provide executives with limited perquisites. The value of the perquisites (if any) and benefits provided to our named executive officers is set forth in the Summary Compensation table of this prospectus, and their aggregate cost for all of our executives in 2008 was $35,962.

Payments with respect to Severance of Employment and/or upon Change of Control.  The employment agreement, as amended, with Richard Calder, our Chief Executive Officer, contains certain terms and conditions relating to payments, accelerated vesting of option and restricted stock grants, and continuation of health benefits in the event of the severance of his employment with us or upon our change of control. The specific terms and conditions relating to severance payments and accelerated vesting of option and restricted stock grants for Mr. Calder are summarized below and graphically displayed in the section entitled “Potential Payments Upon Termination or Change of Control.” There are no provisions with respect to severance payments or accelerated vesting of option and restricted stock grants in any other employment agreement for our named executive officers.

In connection with Mr. Welch’s resignation as our Chief Financial Officer in October 2008, we entered into a letter agreement with Mr. Welch setting forth the terms of that separation. Pursuant to that agreement, Mr. Welch is receiving the following payments and benefits, in lieu of amounts otherwise payable pursuant to his employment agreement: (a) employment at an annualized salary of $200,000 for a period of 6 months, at the end of which period, Mr. Welch elected to continue to work for us for an additional period of up to 6 months unless he accepts employment with another employer at an annualized salary of $150,000 or more, and (b) the 70,000 shares of our restricted common stock granted to Mr. Welch in February 2008 vested in full as of February 1, 2009.

In connection with Mr. Keenan’s resignation as our Chief Executive Officer in February 2007, we entered into a letter agreement with Mr. Keenan setting forth the terms of that separation. Pursuant to that agreement, Mr. Keenan will receive the following payments and benefits, in lieu of amounts otherwise payable pursuant to his employment agreement: (a) continued payment of his annual base salary and health benefits for a period of 12 months following the separation date, (b) a bonus in the amount of $166,667, payable on or before February 23, 2008, or such date as we award bonuses to our executives with respect to our 2007 fiscal year, and (c) the 150,000 shares of our restricted common stock granted to Mr. Keenan pursuant to his employment agreement will vest in full at the same time as such bonus is paid to Mr. Keenan.

Equity Granting Policy.  We do not have any practice, policy, or program allowing for timing of equity grants in relation to our current stock price or material non-public information. We expect that we will typically approve equity awards to current employees during the first Compensation Committee meeting of each year. The grant date for stock option grants is the date upon which the Compensation Committee approves the grant of stock options to the particular employee. In July 2007, the Compensation Committee gave Mr. Calder the authority to grant equity awards for employee promotions and new hires of the Company up to 20,000 shares per employee. The grant date for equity awards made by Mr. Calder is generally the first day of the month following the month in which the employee was promoted or our new employee began his or her employment. The exercise price for stock option grants is set in accordance with the terms of our 2006 Employee, Director and Consultant Stock Plan, which establishes the price as fair market valued determined by reference to the closing price of the common stock on the day preceding the grant.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee is comprised entirely of independent directors. The Compensation Committee has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the Compensation Committee,

Howard Janzen, Chair
Theodore B. Smith, III

SUMMARY COMPENSATION TABLE

For Fiscal Year Ended December 31, 2008

The following table sets forth information regarding compensation earned or accrued during the fiscal years ended December 31, 2008 and December 31, 2007 by (a) each person who served as our Chief Executive Officer at any time during 2008, and (b) each person who served as our Chief Financial Officer during 2008. We refer to these executive officers as our “named executive officers.”

				Stock		Option	All Other
		Salary	Bonus	Awards(1)		Awards(1)	Compensation		Total
Name	Year	($)	($)	($)		($)	($)		($)

Brian Thompson,	2008	150,000	—	—		—	6,688	(3)	156,688
Executive Chairman and former	2007	150,000	—	41,278		—	7,027	(3)	198,305
Chief Executive Officer(2)
Richard D. Calder, Jr.,	2008	260,577	270,900	116,000		—	13,429	(5)	660,906
Chief Executive Officer and	2007	177,884	116,667	42,738		—	9,942	(6)	347,231
President(4)
Kevin J. Welch,	2008	198,461	48,125	40,600		—	13,429	(8)	300,615
Chief Financial Officer and	2007	171,731	48,125	11,599		10,963	12,196	(9)	254,514
Treasurer(7)
Michael Keenan,	2008	118,077	96,667	—		—	1,666	(11)	216,410
Former Chief Executive	2007	250,000	—	501,922	(12)	—	176,919	(13)	928,841
Officer(10)
David Ballarini,	2008	—	—	—		—	—		—
Former Chief Financial Officer	2007	32,423	—	—		—	—		32,423
and Treasurer(14)
Chris McKee,	2008	120,577	51,600	9,000		19,766	750	(16)	201,693
General Counsel and Secretary(15)	2007	—	—	—		—	—		—

(1)	Amount reflects the expensed fair value of stock and option awards recognized in 2008 and 2007 calculated in accordance with SFAS No. 123(R). See Note 6 of the “Notes to Condensed Consolidated Financial Statements (Unaudited) — Share-Based Compensation” for a discussion of assumptions made in determining the compensation expense of our stock and option awards for 2007. See Note 10 of the “Notes to Consolidated Financial Statements — Employee Benefits, Share-Based Compensation” for a discussion of assumptions made in determining the compensation expense of our stock and option awards for the year ended December 31, 2006.

(2)	Mr. Thompson served as our Chief Executive Officer from our formation until October 15, 2006, but received no compensation prior to October 16, 2006 in connection with his service as an executive. On February 23, 2007, Mr. Thompson again assumed the role of Chief Executive Officer on an interim basis following Mr. Keenan’s departure from the Company. On May 7, 2007, Mr. Thompson resigned as interim Chief Executive Officer in connection with the hiring of Mr. Calder as our Chief Executive Officer and President.

(3)	Amount represents the employee portion of health insurance premiums paid by the Company on the individual’s behalf.

(4)	Mr. Calder began his duties as our Chief Executive Officer and President on May 14, 2007. Mr. Calder’s annual salary is $262,000. On June 6, 2007, Mr. Calder was appointed to our Board of Directors.

(5)	Amount includes $9,554 for the employee portion of health insurance premiums paid by the Company on the individual’s behalf and $3,875 for the Company’s contributions to the individual’s account in the Company’s 401(k) plan.

(6)	Amount includes $4,517 for the employee portion of health insurance premiums paid by the Company on the individual’s behalf and $5,425 for the Company’s contributions to the individual’s account in the Company’s 401(k) plan.

(7)	Mr. Welch served as our Chief Financial Officer and Treasurer from January 22, 2007 until October 31, 2008 at an annual salary of $200,000. On October 1, 2008, Mr. Welch resigned as our Chief Financial Officer, with effect on October 31, 2008.

(8)	Amount includes $9,554 for the employee portion of health insurance premiums paid by the Company on the individual’s behalf and $3,875 for the Company’s contributions to the individual’s account in the Company’s 401(k) plan.

(9)	Amount includes $6,772 for the employee portion of health insurance premiums paid by the Company on the individual’s behalf and $5,424 for the Company’s contributions to the individual’s account in the Company’s 401(k) plan.

(10)	On February 23, 2007, Mr. Keenan entered into a Separation Agreement with us and terminated his services as our Chief Executive Officer. The Separation Agreement provides that following his termination, Mr. Keenan shall receive (a) continued payment of his annual base salary and health benefits for a period of 12 months, (b) a bonus in the amount of $166,667, payable on or before February 23, 2008, and (c) the 150,000 shares of our restricted common stock granted to Mr. Keenan pursuant to his employment agreement will vest in full at the same time as such bonus is paid to Mr. Keenan. Mr. Keenan continues to serve on our Board of Directors.

(11)	Amount includes $1,666 for the employee portion of health insurance premiums paid by the Company on the individual’s behalf.

(12)	Amount reflects the accrual of the Company’s expense related to Mr. Keenan’s accelerated vesting of restricted stock pursuant to his Separation Agreement.

(13)	Amount includes $11,296 for the employee portion of health insurance premiums paid by the Company on the individual’s behalf and $166,667 to reflect the accrual of the Company’s expense related to Mr. Keenan’s bonus payment pursuant to his Separation Agreement.

(14)	Mr. Ballarini served as our Chief Financial Officer and Treasurer from our formation until October 15, 2006, but received no compensation prior to October 16, 2006 in connection with his service as an executive. Mr. Ballarini continued to serve as our Chief Financial Officer and Treasurer on an interim basis following consummation of the Acquisitions of GII and ETT in October 2006. On January 22, 2007, Mr. Ballarini resigned as interim Chief Financial Officer and Treasurer in connection with the hiring of Mr. Welch as Chief Financial Officer and Treasurer.

(15)	Mr. McKee began his duties as our General Counsel on April 24, 2008. Mr. McKee’s annual salary is $190,000. On May 6, 2007, Mr. McKee was appointed Secretary.

(16)	Amount includes $750 for the Company’s contributions to the individual’s account in the Company’s 401(k) plan.

GRANTS OF PLAN-BASED AWARDS

For Fiscal Year Ended December 31, 2008

The following table sets forth, for the fiscal year ended December 31, 2008, certain information regarding restricted stock and option awards granted to our named executive officers pursuant to our 2006 Employee, Director and Consultant Stock Plan:

				All Other
		All Other		Stock Awards:		Exercise
		Stock Awards:		Number of		or Base
		Number of		Securities		Price of
		Shares of		Underlying		Option	Grant Date Fair
	Grant	Stock		Options		Awards	Value of Stock and
Name	Date	(#)		(#)		($)(1)	Option Awards ($)(2)

Richard D. Calder, Jr.	2/21/2008	200,000	(3)
Kevin J. Welch	2/21/2008	70,000	(4)
Chris McKee	5/1/2008	15,000	(5)
	5/1/2008			40,000	(5)	.60	$19,766

(1)	The exercise price of options granted in 2008 is equal to the closing price of our stock on the day prior to the applicable grant date, as reported on the Over-the-Counter bulletin board.

(2)	The grant date fair value is calculated in accordance with SFAS No. 123(R). See Note 6 of the “Notes to Condensed Consolidated Financial Statements (Unaudited) — Share-Based Compensation” for a discussion of assumptions made in determining the compensation expense of our stock and option awards for 2008.

(3)	The award of restricted stock was granted under our 2006 Employee, Director and Consultant Stock Plan and was issued as a bonus for fiscal year 2007 performance. 50,000 shares of restricted stock vests on February 21, 2009 and the remaining 150,000 shares of restricted stock vests quarterly in equal amounts there after over a three year period.

(4)	Pursuant to the severance agreement between the Company and Mr. Welch, the shares of restricted stock will vest in full on February 1, 2009.

(5)	The awards of restricted stock and options were granted under our 2006 Employee, Director and Consultant Stock Plan and were issued in connection with the start of Mr. McKee’s employment with us. The award of restricted stock vests in four equal annual installments beginning on May 1, 2009. 25% of the options vests on May 1, 2009 and the remaining 75% vests in twelve equal installments beginning on August 1, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2008

The following table sets forth certain information concerning outstanding equity awards held by our named executive officers at December 31, 2008:

	Option Awards				Stock Awards
	Number of						Market
	Securities				Number of		Value of
	Underlying				Shares of		Shares of
	Unexercised		Option		Stock that		Stock that
	Options:		Exercise	Option	Have Not		Have Not
	Unexercisable		Price	Expiration	Vested		Vested
Name	(#)		($)	Date	(#)		($)(1)

H. Brian Thompson					18,750	(2)	6,563
Richard D. Calder, Jr.					325,000	(3)	113,750
Kevin J. Welch					70,000	(4)	24,500
Chris McKee					15,000	(5)	5,250
	40,000	(6)	.60	5/1/2018

(1)	Determined by reference to the closing price of a share of our common stock on December 31, 2008, multiplied by the number of shares.

(2)	The award of restricted stock vests in two equal installments on October 16, 2009 and 2010.

(3)	125,000 of such shares of restricted stock vest quarterly in equal amounts for the next ten quarters. 50,000 of such shares of restricted stock vest on February 21, 2009 and the remaining 150,000 of such shares of restricted stock vest quarterly in equal amounts thereafter over a three year period.

(4)	Pursuant to the severance agreement between the Company and Mr. Welch, the shares of restricted stock will vest in full on February 1, 2009.

(5)	The award of restricted stock vests in four equal annual installments beginning on May 1, 2009.

(6)	25% of the award of options vests on May 1, 2009 and the remaining 75% vests in twelve equal installments beginning on August 1, 2009.

OPTION EXERCISES AND STOCK VESTED

For Fiscal Year Ended December 31, 2008

During 2008, there were no options exercised by our named executive officers. The following table sets forth for the fiscal year ended December 31, 2008, certain information regarding shares of restricted stock held by our named executive officers that vested:

	Number of Shares	Value Realized
	Acquired on Vesting	on Vesting
Name	(#)	($)

H. Brian Thompson	12,500	6,000
Richard D. Calder, Jr.	75,000	39,625
Kevin J. Welch	5,625	4,500

Equity Compensation Plan Summary

The following table sets forth certain information as of the end of the most recently completed fiscal year with respect to compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance.

	Number of Securities to be	Weighted Average
	Issued Upon Exercise of	Exercise Price of	Number of Securities
	Outstanding Options,	Outstanding Options,	Remaining Available for
Plan Category	Warrants and Rights	Warrants and Rights	Future Issuance

Equity compensation plans approved by security holders	779,000	$1.15	540,716
Equity compensation plans not approved by security holders	—	—	—

Employment Arrangements with Executive Officers

In October 2006, we entered into an employment agreement with H. Brian Thompson to serve as our Executive Chairman. Mr. Thompson’s initial annual salary is $150,000 subject to annual review and potential increase by our Compensation Committee. The employment agreement also provides for the grant of 50,000 shares of restricted stock to be awarded as an initial equity bonus. Mr. Thompson’s employment agreement is terminable at-will.

In May 2007, we entered into an employment agreement with Mr. Calder to serve as our Chief Executive Officer and President. In July 2008, we agreed to an amendment to Mr. Calder’s employment agreement. Under his employment agreement, Mr. Calder has an initial annual salary of $250,000, which is subject to annual review and potential increase by our Compensation Committee. Mr. Calder is eligible for an annual cash bonus of up to $250,000, 50% of which is based upon Mr. Calder’s performance against criteria defined by our Compensation Committee and 50% of which is at the discretion of our Compensation Committee. Mr. Calder’s employment agreement also provides for the grant of 200,000 shares of restricted stock as an initial equity bonus.

Mr. Calder’s employment agreement will remain in effect until it is terminated under any of the following circumstances affecting Mr. Calder, as applicable: (a) death, (b) disability, (c) termination by us for “cause,” (d) termination by us without “cause,” (e) termination by Mr. Calder for “good reason,” or (f) termination by Mr. Calder other than for “good reason.” The employment agreement for Mr. Calder provides for payments or other benefits upon the termination of his employment under specified circumstances as described below.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

If Mr. Calder’s employment is terminated due to disability, he is entitled to a continuation of health benefits for twelve months following his termination. If Mr. Calder’s employment is terminated by us without “cause,” or by Mr. Calder for “good reason,” any existing equity grants, including restricted stock, stock options or other awards, received from us by Mr. Calder will vest immediately and become fully exercisable, and Mr. Calder is entitled to receive his base salary and health benefits for twelve months following his termination. In addition, upon our change of control, any existing equity grants, including restricted stock, stock options or other awards, received from us by Mr. Calder will vest immediately and become fully exercisable.

The following table describes the potential payments and benefits to which Mr. Calder would be entitled upon the happening of the following events: (i) termination of Mr. Calder’s employment due to disability, (ii) termination of Mr. Calder’s employment by us without cause or by Mr. Calder for good reason, and (iii) our change of control.

	Continuation of	Continuation of	Long-Term
Name	Salary	Health Benefits	Incentives	Total

Termination of employment due to disability	—	$9,554	—	$9,554
Termination of employment by us without “Cause”(1) or by Mr. Calder for “Good Reason”(2)	$262,500	$9,554	$113,750	$385,804
Change of Control(3) of GTT	—	—	$113,750	$113,750

(1)	Under the employment agreement, Mr. Calder may be terminated for “cause” if he: (a) materially breaches any provision of the employment agreement after written notice identifying the substance of the material breach, (b) fails or refuses to comply with any lawful direction or instruction of our Board of Directors, which failure or refusal is not timely cured, (c) commits an act of fraud, embezzlement, misappropriation of funds, or dishonesty, (d) commits a breach of his fiduciary duty based on a good faith determination by our Board of Directors and after reasonably opportunity to cure if such breach is curable, (e) is grossly negligent or engages in willful misconduct in the performance of his duties hereunder, and fails to remedy such breach within ten days of receiving written notice thereof from our Board of Directors, provided, however, that no act, or failure to act, by Mr. Calder shall be considered “grossly negligent” or an act of “willful misconduct” unless committed in good faith and with a reasonable belief that the act or omission was in or not opposed to our best interest, (f) is convicted of a felony or a crime of moral turpitude, or (g) has a drug or alcohol dependency.

(2)	Under the employment agreement, Mr. Calder may terminate his employment for “good reason” following (a) the relocation of his primary office more than ten miles from McLean, Virginia, without his consent, (b) a material change in his duties such that he is no longer our Chief Executive Officer, (c) the assignment to him of duties that are inconsistent with his position or that materially alter his ability to function as our Chief Executive Officer, or (d) a reduction in his total base compensation.

(3)	Under the employment agreement, change of control shall mean: (i) the company is merged, consolidated or reorganized into or with another corporation or other legal person (an “Acquirer”) and, as a result of such merger, consolidation or reorganization, less than fifty percent (50%) of the outstanding voting securities entitled to vote generally in the election of directors of the surviving, resulting or acquiring corporation or other legal person are owned, directly or indirectly in the aggregate by the stockholders of the company immediately prior to such merger, consolidation or reorganization, other than by the Acquirer or any corporation or other legal person controlling, controlled by or under common control with the Acquirer; (ii) the company sells all or substantially all of its business and/or assets to an Acquirer, of which less than fifty percent (50%) of the outstanding voting securities entitled to vote generally in the election of directors are owned, directly or indirectly, in the aggregate by the stockholders of the company immediately prior to such sale, other than by any corporation or other legal person controlling, controlled by or under common control with the Acquirer; or (iii) any other transaction or series of related transactions having an economic effect substantially equivalent to any of the foregoing in subsections (i) or (ii) immediately above.

(4)	Represents the value derived from accelerated vesting of restricted stock.

In connection with Mr. Welch’s resignation as the Company’s Chief Financial Officer and Treasurer in October 2008, the Company entered into a letter agreement with Mr. Welch setting forth the terms of his separation. Pursuant to that agreement, Mr. Welch is receiving the following payments and benefits, in lieu of amounts otherwise payable pursuant to his Employment Agreement: (a) employment at an annualized salary of $200,000 for a period of 6 months, at the end of which period, at Mr. Welch elected to continue to work for us for an additional period of up to 6 months unless he accepts employment with another employer at an annualized salary of $150,000 or more, and (b) the 70,000 shares of our restricted common stock granted to Mr. Welch in February 2008 vested in full as of February 1, 2009.

We anticipate that we will generally enter into negotiated severance and release agreements with an executive upon the event of termination of the executive without cause.

Certain Relationships

Other than the transactions described under the heading “Executive Compensation” (or with respect to which information is omitted in accordance with SEC regulations) and the transactions described below, since January 1, 2008, there have not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

On October 15, 2006, we issued approximately $9.9 million in promissory notes to a number of the selling shareholders of Global Internetworking, Inc., or GII, and European Telecommunications & Technology Limited, or ETT, as part of the consideration paid by us in the acquisition of GII and ETT. As originally issued, approximately $5.9 million of these notes had a maturity date of June 30, 2007; these notes were amended to extend the maturity date to April 30, 2008, hereafter the April 2008 Notes. As originally issued, the remaining $4.0 million of promissory notes had a maturity date of December 29, 2008. These notes were amended to extend the maturity date to December 30, 2010. As selling shareholders of GII, Mr. Keenan and Todd Vecchio are holders of approximately $1.0 million of the April 2008 Notes and they are holders of approximately $3.6 million of the notes maturing on December 30, 2010. These promissory notes were issued prior to the time that Mr. Keenan became a director and an executive officer, and before either Mr. Keenan or Mr. Vecchio became a holder of more than 5% of our common stock.

On November 12, 2007, we entered into agreements with the holders of the April 2008 Notes, including Mr. Keenan and Mr. Vecchio, pursuant to which the holders converted not less than 30% of the amounts due under the April 2008 Notes as of November 13, 2007 (including principal and accrued interest) into shares of our common stock, and obtain 10% convertible unsecured subordinated promissory notes due on December 31, 2010, hereafter convertible notes, for the remaining indebtedness then due under the April 2008 Notes. Pursuant to the conversion, Mr. Keenan and Mr. Vecchio were issued a total of 248,911 shares of our common stock and convertible notes in an aggregate principal amount of approximately $800,000.

On November 13, 2007, we sold an additional $1.9 million of convertible notes to certain accredited investors, including Universal Telecommunications, Inc., an affiliate of Mr. Thompson.

Procedures for Approval of Related Person Transactions

Our policy for the review and approval of transactions between us and related persons is set forth in the charter of our Audit Committee. Pursuant to the charter of our Audit Committee, it is the responsibility of our Audit Committee, unless specifically delegated by our Board of Directors to another committee of the Board of Directors, to review and approve all transactions or arrangements to which we were or will be a participant, in which the amount involved exceeded or will exceed $120,000, and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. Additionally, it is the responsibility of our Audit Committee, unless specifically delegated by our Board of Directors to another committee of the Board of Directors, to review and make recommendations to the Board of Directors, or approve, any contracts or other transactions with current or former executive officers of the Company, including consulting arrangements, employment agreements, change-in-control agreements, termination arrangements, and loans to employees made or guaranteed by us.

OTHER INFORMATION

Beneficial Ownership of Principal Stockholders, Directors, and Officers

The following table sets forth certain information regarding the beneficial ownership of our common stock on April 29, 2009, by (1) each current director, director nominee and named executive officer of our Company, (2) all current directors, director nominees and named executive officers of our Company as a group, and (3) each person known by us to own more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days after April 30, 2009, are deemed outstanding, while the shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, we believe that the persons and entities named in the table have sole voting or investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Unless otherwise indicated, the principal address of each of the persons below is c/o Global Telecom & Technology, Inc., 8484 Westpark Drive, Suite 720, McLean, Virginia 22102.

	Number of
	Shares	Percentage of
	Beneficially	Outstanding
	Owned	Shares

Executive Officers and Directors
Richard D. Calder, Jr.	645,000	4.3%
Eric A. Swank	50,000	*
Chris McKee(1)	55,000	*
H. Brian Thompson(2)	5,969,578	34.7%
S. Joseph Bruno(3)	45,627	*
Didier Delepine	26,629	*
Rhodric C. Hackman(4)	1,859,087	11.1%
Howard Janzen(5)	137,386	*
Morgan E. O’Brien(6)	114,599	*
Theodore B. Smith, III(7)	93,168	*
All executive officers and directors as a group (10 persons)	8,996,074	47.1%
Other 5% Stockholders
David Ballarini(8)	1,741,525	10.5%
J. Carlo Cannell(9)	5,643,106	32.9%
D. Michael Keenan(10)	2,156,499	13.2%
Millenco, LLC(11)	1,972,125	11.7%
Lior Samuelson(12)	1,798,725	10.8%
Todd J. Vecchio(13)	2,545,348	15.3%

*	Less than 1% of the outstanding shares of common stock.

(1)	Includes 10,000 shares issuable upon the exercise of options.

(2)	Includes 3,228,179 shares of common stock owned by Universal Telecommunications, Inc. Mr. Thompson is the Chief Executive Officer and majority shareholder of Universal Telecommunications, Inc. The shares of Universal Telecommunications, Inc. not held by Mr. Thompson are owned by members of his family. The beneficial ownership information includes 1,383,500 shares of common stock issuable upon the exercise of Class W warrants and Class Z warrants, 1,365,500 of which are held by Universal Telecommunications, Inc., and 881,899 shares of common stock issuable upon the conversion of a 10% convertible unsecured subordinated promissory note held by Universal Telecommunications, Inc.

(3)	Includes 14,698 shares of common stock issuable upon the conversion of a 10% convertible unsecured subordinated promissory note.

(4)	Includes 60,387 shares of common stock owned by the Hackman Family Trust and 18,900 shares of common stock owned by Mercator Capital L.L.C. Mr. Hackman and his spouse are the trustees of the Hackman Family Trust, the beneficiaries of which are members of the Hackman family. The Hackman Family Trust exercises joint control over Mercator Capital L.L.C. with Messrs. Ballarini and Samuelson. The beneficial ownership information includes 1,749,800 shares of common stock issuable upon the exercise of Class W warrants and Class Z warrants, 1,017,200 of which are held by the Hackman Family Trust and 732,600 of which are held by Mercator Capital L.L.C. The beneficial owner’s address is c/o Mercator Capital L.L.C., One Fountain Square, 11911 Freedom Drive, Suite 590, Reston, Virginia 20190.

(5)	Includes 58,793 shares of common stock issuable upon the conversion of a 10% convertible unsecured subordinated promissory note.

(6)	Includes 50,000 shares of common stock issuable upon the exercise of Class W warrants and Class Z warrants.

(7)	Includes 14,698 shares of common stock issuable upon the conversion of a 10% convertible unsecured subordinated promissory note.

(8)	Includes 18,900 shares of common stock owned by Mercator Capital L.L.C. Mr. Ballarini exercises joint control over Mercator Capital L.L.C. with the Hackman Family Trust and Mr. Samuelson. The beneficial ownership information includes 1,722,600 shares of common stock issuable upon the exercise of Class W warrants and Class Z warrants, 732,600 of which are held by Mercator Capital L.L.C. The beneficial owner’s address is c/o Mercator Capital L.L.C., One Fountain Square, 11911 Freedom Drive, Suite 590, Reston, Virginia 20190.

(9)	Based on information contained in the Form 4 filed by J. Carlo Cannell on March 27, 2009. Includes 3,419,106 shares of common stock and 2,224,000 shares of common stock issuable upon the exercise of Class W warrants and Class Z warrants held by Anegada Master Fund Limited (“Anegada”) and Tonga Partners, L.P. (“Tonga” and collectively with Anegada, the “Funds”). J. Carlo Cannell possesses sole power to vote and direct the disposition of all such securities held by the Funds. The beneficial owner’s address is P.O. Box 3459, 240 East Deloney Avenue, Jackson, Wyoming 83001.

(10)	Includes 1,305,000 shares of common stock issuable upon the exercise of Class W warrants and Class Z warrants and 111,633 shares of common stock issuable upon the conversion of a 10% convertible unsecured subordinated promissory note.

(11)	Includes 20,100 shares of common stock and 1,935,025 shares of common stock issuable upon the exercise of Class W warrants and Class Z warrants owned by Integrated Core Strategies (US) LLC (“Integrated Core Strategies”). Based on information contained in the Schedule 13D/A filed by Millenco, LLC (“Millenco”) on November 4, 2008, Integrated Holding Group LP (“Integrated Holding Group”) is the managing member and 100% shareholder of Integrated Core Strategies, and consequently may be deemed to have voting control and investment discretion over securities owned by Integrated Core Strategies. Millennium Management, LLC (“Millennium Management”) is the general partner of Integrated Holding Group and the manager of Millenco and consequently may be deemed to have voting control and investment discretion over securities deemed to be owned by Integrated Holding Group or securities owned by Millenco. Israel A. Englander is the managing member of Millennium Management and consequently may be deemed to be the beneficial owner of any shares deemed to be beneficially owned by Millennium Management. The beneficial owner’s address is 666 Fifth Avenue, 8th Floor, New York, New York 10103.

(12)	Includes 18,900 shares of common stock owned by Mercator Capital L.L.C. Mr. Samuelson exercises joint control over Mercator Capital L.L.C. with the Hackman Family Trust and Mr. Ballarini. The beneficial ownership information includes 1,749,800 shares of common stock issuable upon the exercise of Class W warrants and Class Z warrants, 732,600 of which are held by Mercator Capital L.L.C. The beneficial owner’s address is c/o Mercator Capital L.L.C., One Fountain Square, 11911 Freedom Drive, Suite 590, Reston, Virginia 20190.

(13)	Includes 1,305,000 shares of common stock issuable upon the exercise of Class W warrants and Class Z warrants and 357,225 shares of common stock issuable upon the conversion of a 10% convertible unsecured subordinated promissory note.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers, and persons that own more than 10% of a registered class of our Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish our Company with copies of all Section 16(a) forms they file. Except as stated below, based solely upon our review of the copies of such forms received by us during the fiscal year ended December 31, 2008, and written representations that no other reports were required, we believe that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during such fiscal year, except for the following, each of which was due to administrative error: (i) a Form 4 for Millenco LLC to report the intercompany transfer of shares of common stock, and Class W and Class Z Common Stock warrants that occurred on October 31, 2008 that was reported on February 13, 2009; (ii) a Form 4 for Theodore B. Smith III to report the acquisition of shares of common stock that occurred on November 24, 2008 that was reported on December 3, 2008; (iii) a Form 4 for Carlo J. Cannell to report the acquisition of shares of common stock that occurred on May 8, 2008, May 14, 2008 and May 15, 2008 that was reported on May 15, 2008 and (iv) Form 3 for Cuttyhunk Fund LTD to report becoming a 10% owner that occurred on March 20, 2008 that was reported on April 2, 2008.

Incorporated By Reference

To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933 or the Exchange Act, the sections of this proxy statement entitled “Compensation Committee Report” and “Report of the Audit Committee” (to the extent permitted by the rules of the SEC, will not be deemed incorporated unless specifically provided otherwise in such filing. The information contained in those sections shall not be deemed “filed” with the SEC, or subject to Regulations 14A or 14C, or to the liabilities of Section 18 of the Exchange Act.

Other Matters

We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.

Dated: April 30, 2009

Appendix A

GLOBAL TELECOM & TECHNOLOGY, INC.

AMENDED AND RESTATED
2006 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

1.	DEFINITIONS.

In addition to other terms defined herein, and unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Amended and Restated Global Telecom & Technology, Inc. 2006 Employee, Director and Consultant Stock Plan (as defined below, the “Plan”), shall have the following meanings:

(a) Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

(b) Affiliate means a corporation which, for purposes of Code Section 424, is a parent or subsidiary of the Company, direct or indirect.

(c) Agreement means an award agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

(d) Board or Board of Directors means the Board of Directors of the Company.

(e) Code means the United States Internal Revenue Code of 1986, as amended. Any reference herein to a specific Code section shall be deemed to include all related regulations or other guidance with respect to such Code section.

(f) Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

(g) Common Stock means shares of the Company’s common stock, $.0001 par value per share, or any successor securities thereto.

(h) Company means Global Telecom & Technology, Inc., a Delaware corporation, or any successor corporation thereto.

(i) Disability or Disabled means permanent and total disability as defined in Code Section 22(e)(3).

(j) Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan; provided, however, that, with respect to ISOs, “Employee” means any person who is considered an employee of the Company or any Affiliate for purposes of Treas. Reg. Section 1.421-1(h) (or any successor provision related thereto).

(k) Fair Market Value of a Share of Common Stock means:

(i) If the Common Stock is listed for trading on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market, LLC (“NASDAQ Stock Market”), or traded in the over the counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock as reported for the trading day on the applicable;

(ii) If clause (i) does not apply and if bid and asked prices for the Common Stock are regularly reported, Fair Market Value shall mean the mean between the bid and the asked price for the Common Stock on the applicable date as determined on the applicable market for the Common Stock; and

(iii) If the Common Stock is neither listed on a national securities exchange nor traded in the over the counter market, Fair Market Value shall mean such value as the Administrator, in good faith, shall determine, based on such valuation measures or other factors as it deems appropriate; provided, however, that (A) with respect to the grant of ISOs, the Fair Market Value shall be determined by the Administrator in accordance with applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or

in any other manner consistent with Code Section 422; and (B) Fair Market Value shall be determined in accordance with Code Section 409A if and to the extent required.

(l) ISO means an option meant to qualify as an incentive stock option under Code Section 422.

(m) Non-Qualified Option means an option which either does not qualify as an ISO or is not specifically designated as an ISO.

(n) Option means an ISO or a Non-Qualified Option granted under the Plan.

(o) Participant means an Employee, director or consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.

(p) Plan means this Global Telecom & Technology, Inc. Amended and Restated 2006 Employee, Director and Consultant Stock Plan, as it may be further amended and/or restated.

(q) Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

(r) Stock-Based Award means a grant by the Company under the Plan of an equity award or an equity-based award which is not an Option or a Stock Grant.

(s) Stock Grant means a grant by the Company of Shares under the Plan.

(t) Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan, including an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.

(u) Survivor means a deceased Participant’s legal representative and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.

2.	PURPOSES OF THE PLAN.

The Plan is intended to encourage ownership of Shares by Employees and directors of and certain consultants to the Company in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.

3.	SHARES SUBJECT TO THE PLAN.

(a) The number of Shares which may be issued from time to time pursuant to this Plan shall be 3,500,000 Shares (increased from 3,000,000 to 3,500,000 effective January 1, 2009), or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 24 of the Plan. Of such maximum number of Shares issuable under the Plan, the maximum number of Shares that may be issued pursuant to the exercise of ISOs shall be 3,500,000 Shares.

(b) If an Option ceases to be “outstanding”, in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled or otherwise terminated or results in any Shares not being issued, the unissued Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan.

4.	ADMINISTRATION OF THE PLAN.

The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Unless the Board determines otherwise, the Committee shall be comprised solely of two or more “non-employee directors,” as such term is defined in Rule 16b-3 adopted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or as may be otherwise permitted under Rule 16b-3. For purposes of the Plan, the term “Administrator” shall refer to the Board and, upon its delegation to the Committee of all or part of its authority to administer the Plan, to the Committee. Subject to the provisions of the Plan, the Administrator shall have full and final authority to take any action with respect to the Plan, including, without limitation, the authority to:

(a) Interpret the provisions of the Plan, the Agreements and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

(b) Determine which Employees, directors and consultants shall be granted Stock Rights;

(c) Determine the number of Shares for which a Stock Right or Stock Rights shall be granted;

(d) Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted

(e) Accelerate the date that any Stock Right which was not otherwise exercisable, vested and/or earned shall become exercisable, vested and/or earned, and/or modify and/or extend the terms and conditions for exercise, vesting and/or earning of a Stock Right, provided, however, that the date of exercise, vesting, earning and/or payment of a Stock Right that is subject to Code Section 409A may not be accelerated if such acceleration would violate the provisions of Code Section 409A; and

(f) Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company or to Plan Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall (unless the Participant consents otherwise) be made and prescribed in such a manner as to preserve the tax status under Code Section 422 of those Options which are designated as ISOs and to cause all Stock Rights either to continue to be exempt from the application of, or to remain in compliance with the requirements of, Code Section 409A (as the case may be). Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee. No member of the Board or the Committee, as applicable, shall be liable while acting in a Plan administrative capacity for any action or determination made in good faith with respect to the Plan, a Stock Right or an Agreement. The members of the Board and/or the Committee, as applicable, shall be entitled to indemnification and reimbursement in such manner provided in the Company’s certificate of incorporation and bylaws and/or under applicable laws, rules and regulations (“Applicable Law”).

To the extent permitted under Applicable Law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board of Directors or the Committee may revoke any such allocation or delegation at any time.

5.	ELIGIBILITY FOR PARTICIPATION.

The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be an Employee, director or consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights.

6.	TERMS AND CONDITIONS OF OPTIONS.

Each Option shall be set forth in writing in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. To the extent that an Option is designated as an ISO but does not qualify as such under Code Section 422, the Option (or portion thereof) shall be treated as a Non-Qualified Option. The Agreements for Options shall be subject to at least the following terms and conditions:

(a) Non-Qualified Options:  Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

(i) Option Price:  Each Agreement shall state the option price (per share) of the Shares covered by each Option, which option price shall be determined by the Administrator but shall not be less than the Fair Market Value per share of Common Stock. Notwithstanding the foregoing, the Administrator may in its discretion authority the grant of substitute or assumed Options of an acquired entity with an Option price not equal to at least 100% of the Fair Market Value of the stock on the date of grant if the terms of such substitution or assumption otherwise comply, to the extent deemed applicable, with Code Section 409A and Code Section 424(a).

(ii) Number of Shares:  Each Agreement shall state the number of Shares to which it pertains.

(iii) Option Periods:  Each Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events.

(iv) Grant Date:  An Option shall be considered to be granted on the date that the Administrator acts to grant the Option, or on such other date as may be established by the Administrator in accordance with Applicable Laws.

(b) ISOs:  Each Option intended to be an ISO shall be issued only to an Employee and be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Code Section 422:

(i) Minimum standards:  The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(a) above.

(ii) Option Price:  Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Code Section 424(d):

(A) 10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Shares on the date of the grant of the Option; or

(B) More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value on the date of grant.

(iii) Term of Option:  For Participants who own:

(A) 10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than 10 years from the date of the grant or at such earlier time as the Agreement may provide; or

(B) More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Agreement may provide.

(iv) Limitation on Number of Options Becoming Exercisable in Any Year: The aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year shall not exceed $100,000. To the extent that ISOs granted to a Participant first become exercisable during any calendar year with respect to stock having a Fair Market Value (determined at the time each ISO is granted) in excess of $100,000, the Option shall be treated as a Non-Qualified Option.

7.	TERMS AND CONDITIONS OF STOCK GRANTS.

Subject to the terms of the Plan, the Administrator shall have discretion to award Stock Grants to such Participants, and upon such terms and conditions, as it may determine. Each offer of a Stock Grant to a Participant shall state the date prior to which (or, in the case of a Stock Grant for which the Participant must pay a purchase price that is less than the Fair Market Value of the Shares to which the Stock Grant relates on the date the Stock Grant is made, the date on which) the Stock Grant must be accepted by the Participant, and the principal terms of each Stock Grant shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

(a) Each Agreement shall state the purchase price (per share), if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law on the date of the grant of the Stock Grant;

(b) Each Agreement shall state the number of Shares to which the Stock Grant pertains; and

(c) Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time and events upon which such rights shall accrue and the purchase price therefor, if any.

8.	TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.

Subject to the terms of the Plan, the Administrator shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company.

9.	EXERCISE OF OPTIONS AND ISSUANCE OF SHARES.

An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee, together with provision for payment of the full purchase price in accordance with this Paragraph 9 for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Agreement. Such notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option, (c) at the discretion of the Administrator, by having the Company retain from the shares otherwise issuable upon exercise of the Option, a number of shares having a Fair Market Value equal as of the date of exercise to the exercise price of the Option, (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above, or (f) at the discretion of the Administrator, payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Code Section 422.

The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance but that the delivery of any Shares shall be in compliance with any requirements imposed under Code Section 409A. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to an Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 27) if such acceleration would violate the annual vesting limitation contained in Code Section 422(d), as described in Paragraph 6(b)(iv).

The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant’s Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any Option shall be made only after the Administrator determines whether such amendment would constitute a “modification” of any Option which is an ISO (as that term is defined in Code Section 424(h)) or would cause any adverse tax consequences for the holder of such Option, and no such amendment will be made if it would cause the Option to violate the requirements of Code Section 409A.

10.	STOCK GRANTS AND STOCK-BASED AWARDS; ISSUANCE OF SHARES.

A Stock Grant or Stock-Based Award (or any part or installment thereof) shall be granted on such date as may be determined by the Administrator and a Participant shall be required to execute the applicable Agreement and deliver it to the Company or its designee, together with provision for payment of the full purchase price, if any, in accordance with this Paragraph 10 for the Shares as to which such Stock Grant or Stock-Based Award is being accepted, and upon compliance with any other conditions set forth in the applicable Agreement. Payment of the purchase price, if any, for any Shares subject to a Stock Grant or Stock-Based Award shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of acceptance of the Stock Grant or Stock Based-Award to the purchase price of the Stock Grant or Stock-Based Award, or (c) at the discretion of the Administrator, by any combination of (a) and (b) above, or (d) at the discretion of the Administrator, payment of such other lawful consideration as the Administrator may determine.

The Company shall then, if required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was accepted to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance but that that the delivery of any Shares shall be in compliance with any requirements imposed under Code Section 409A.

The Administrator may, in its discretion, amend any term or condition of an outstanding Stock Grant, Stock-Based Award or applicable Agreement provided (i) such term or condition as amended is permitted by the Plan, and (ii) any such amendment shall be made only with the consent of the Participant to whom the Stock Grant or Stock-Based Award was made, if the amendment is adverse to the Participant.

11.	RIGHTS AS A SHAREHOLDER.

No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right, except after due exercise of the Option or acceptance of the Stock Grant or as set forth in any Agreement, tender of the full purchase price, if any, for the Shares being purchased pursuant to such exercise or acceptance, satisfaction of any other conditions to issuance of the Shares as stated in the Plan or Agreement and registration of the Shares in the Company’s share register in the name of the Participant.

12.	ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

By its terms, a Stock Right other than an ISO granted to a Participant shall not be transferable by the Participant other than (a) by will or by the laws of descent and distribution, or (b) as approved by the Administrator in its discretion and set forth in the applicable Agreement, provided that no Stock Right that constitutes nonqualified deferred compensation subject to the requirements of Code Section 409A may be transferred by the Participant other than by will or the laws of descent and distribution. An ISO shall not be transferable other than by will or the laws of descent and distribution, or, in the Administrator’s discretion, as may otherwise be permitted in accordance with Treas. Reg. Section 1.421-1(b)(2) or any successor provision thereto. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph 12. Except as provided above, a Stock Right shall only be exercisable or may only be accepted, during the Participant’s lifetime, by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

13.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN “FOR CAUSE” OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Agreement, in the event of a termination of service (whether as an Employee, director or consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

(a) A Participant who ceases to be an Employee, director or consultant of the Company or of an Affiliate (for any reason other than termination “for cause,” Disability or death for which events there are special rules in Paragraphs 14, 15, and 16, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Agreement.

(b) Except as provided in Subparagraph 13(c) below, or Paragraph 15 or 16, in no event may an Option intended to be an ISO be exercised later than three months after the Participant’s termination of employment.

(c) The provisions of this Paragraph, and not the provisions of Paragraph 15 or 16, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.

(d) Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute “cause,” then such Participant shall forthwith cease to have any right to exercise any Option.

(e) A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

(f) Except as required by law or as set forth in a Participant’s Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

14.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE “FOR CAUSE”.

Except as otherwise provided in a Participant’s Agreement, the following rules apply if the Participant’s service (whether as an Employee, director or consultant) with the Company or an Affiliate is terminated “for cause” prior to the time that all his or her outstanding Options have been exercised:

(a) All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated “for cause” will immediately be forfeited.

(b) For purposes of this Plan, “cause” shall include (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or nonfeasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of “cause” will be conclusive on the Participant and the Company.

(c) “Cause” is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “cause”, then the right to exercise any Option is forfeited.

(d) Any provision in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of “cause” for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant.

15.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Agreement:

(a) A Participant who ceases to be an Employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

(i) To the extent that the Option has become exercisable but has not been exercised on the date of Disability; and

(ii) In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability.

(b) A Disabled Participant may exercise such rights only within the period ending one year after the date of the Participant’s Disability, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled and had continued to be an Employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

(c) The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

16.	EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Agreement:

(a) In the event of the death of a Participant while the Participant is an Employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors:

(i) To the extent that the Option has become exercisable but has not been exercised on the date of death; and

(ii) In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.

(b) If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an Employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

17.	EFFECT OF TERMINATION OF SERVICE ON UNACCEPTED STOCK GRANTS.

In the event of a termination of service (whether as an Employee, director or consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant, such offer shall terminate.

For purposes of this Paragraph 17 and Paragraph 18 below, a Participant to whom a Stock Grant has been offered and accepted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

In addition, for purposes of this Paragraph 17 and Paragraph 18 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

18.	EFFECT ON STOCK GRANTS OR OTHER STOCK-BASED AWARDS OF TERMINATION OF SERVICE OTHER THAN “FOR CAUSE” OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Agreement, in the event of a termination of service (whether as an Employee, director or consultant), other than termination “for cause,” Disability or death for which events there are special rules in Paragraphs 19, 20, and 21, respectively, before the requirement, if any, that the Participant forfeit the Shares subject to the Stock Grant or other Stock-Based Award shall have lapsed, the Shares to which such restrictions have not lapsed at the time of termination shall be forfeited to the Company.

19.	EFFECT ON STOCK GRANTS OR OTHER STOCK-BASED AWARDS OF TERMINATION OF SERVICE “FOR CAUSE”.

Except as otherwise provided in a Participant’s Agreement, if the Participant’s service (whether as an Employee, director or consultant) with the Company or an Affiliate is terminated “for cause” each Share awarded to the Participant pursuant to any Stock Grant or other Stock-Based Award shall be immediately subject to repurchase by the Company at $.0001.

20.	EFFECT ON STOCK GRANTS OR OTHER STOCK-BASED AWARDS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Agreement, the following rules apply if a Participant ceases to be an Employee, director or consultant of the Company or of an Affiliate by reason of Disability: to the extent the requirement, if any, that the Participant forfeit the shares subject to the Stock Grant or other Stock-Based Award has not lapsed on the date of Disability, the forfeiture requirement shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant or other Stock-Based Award through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.

The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

21.	EFFECT ON STOCK GRANTS OR OTHER STOCK-BASED AWARDS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Agreement, the following rules apply in the event of the death of a Participant while the Participant is an Employee, director or consultant of the Company or of an Affiliate: to the extent the requirement, if any, that the Participant forfeit the shares subject to the Stock Grant or other Stock-Based Award has not lapsed on the date of death, the forfeiture requirement shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant or other Stock-Based Award through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant’s death.

22.	PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares to be issued upon the particular exercise or acceptance of a Stock Right shall have been effectively registered under the Securities Act of 1933, as amended (the “Securities Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

(a) The person(s) who exercise(s) or accept(s) such Stock Right shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

(b) At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise or acceptance in compliance with the Securities Act without registration thereunder.

23.	DISSOLUTION OR LIQUIDATION OF THE COMPANY.

Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.

24.	ADJUSTMENTS.

Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Agreement:

(a) Stock Dividends and Stock Splits.  If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of an Option or acceptance of a Stock Grant shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made including, in the purchase price per share, to reflect such events, as determined by the Administrator in its discretion. The number of Shares subject to the limitation in Paragraph 4(c) shall also be proportionately adjusted upon the occurrence of such events.

(b) Corporate Transactions.  Upon the Company consummating any transaction resulting in the Company consolidating with or being acquired by another entity in a merger, sale of all or substantially all of the Company’s assets, other than a transaction to merely change the state of incorporation (a “Corporate Transaction”), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Options must be exercised (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Options (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph 24(b)) over the exercise price thereof.

With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall either (i) make appropriate provisions for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) terminate all Stock Grants in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Stock Grants over the purchase price thereof, if any. In addition, in the event of a Corporate Transaction, the Administrator may waive any or all Company repurchase rights with respect to outstanding Stock Grants.

(c) Recapitalization or Reorganization.  In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the purchase price paid (if any) upon such exercise or acceptance of the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

(d) Adjustments to Stock-Based Awards.  Upon the happening of any of the events described in Subparagraphs 24(a), (b) or (c) above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 24, including, but not limited to the effect if any, of a Corporate Transaction and, subject to Paragraph 4, its determination shall be conclusive.

(e) Modification of ISOs.  Notwithstanding the foregoing, any adjustments made pursuant to Subparagraphs 24(a), (b) or (c) above with respect to ISOs shall be made only after the Administrator determines whether such adjustments would constitute a “modification” of such ISOs (as that term is defined in Code Section 424(h)) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the ISO.

25.	ISSUANCES OF SECURITIES.

Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

26.	FRACTIONAL SHARES.

No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

27.	WITHHOLDING.

In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the exercise or acceptance of a Stock Right or in connection with a Disqualifying Disposition (as defined in Paragraph 29) or upon the lapsing of any right of repurchase, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock, is authorized by the Administrator (and permitted by Applicable Law). For purposes hereof, the Fair Market Value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the Fair Market Value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.

28.	NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Code Section 424(c) and includes any disposition (including any sale or gift) of such shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Code Section 424(c). If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

29.	EFFECTIVE DATE; TERMINATION OF THE PLAN.

(a) The Plan was effective October 16, 2006. Except to the extent expressly set forth herein, the Plan was amended and restated effective as of the original effective date, except that the amendments to Paragraphs 3 and 4 became effective as of January 1, 2009.

(b) The Plan will terminate on May 21, 2016, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination.

30.	AMENDMENT OF THE PLAN AND AGREEMENTS.

(a) The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Code Section 422, and to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.

(b) Notwithstanding the provisions of Paragraph 31(a), the following terms shall apply:

(i) Except for adjustments made pursuant to Paragraph 24, the option price for any outstanding Option (or base price of any outstanding SAR) may not be decreased after the date of grant, nor may any outstanding Option (or SAR) be surrendered to the Company as consideration for the grant of a new Option (or SAR) with a lower option price (or base price) than the original Option (or SAR), as the case may be, without shareholder approval of any such action.

(ii) With respect to Stock Rights granted on or after April 30, 2009 (and with respect to Stock Rights granted before April 30, 2009, if a Participant so consents), the Administrator shall have unilateral authority to amend the Plan and any Stock Right (without Participant consent and without shareholder approval, unless such shareholder approval is required by Applicable Law) to the extent necessary to comply with Applicable Law or changes to Applicable Law (including but not limited to Code Section 409A, Code Section 422 and federal securities laws).

(iii) With respect to Stock Rights granted on or after April 30, 2009 (and with respect to Stock Rights grants before April 30, 2009, if a Participant so consents), the Administrator shall have unilateral authority to make adjustments to the terms and conditions of Stock Rights in recognition of unusual or nonrecurring events affecting the Company or any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable accounting principles.

(iv) With respect to Stock Rights granted on or after April 30, 2009 (and with respect to Stock Rights granted before April 30, 2009, if a Participant so consents), the Administrator has the unilateral authority to cause any Stock Right (or portion thereof) granted under the Plan to be canceled in consideration of an alternative award or cash payment of an equivalent cash value, as determined by the Administrator in its sole discretion, made to the holder of such canceled Stock Right; provided, however, that the grant of an alternative award or cash payment pursuant to this Paragraph 31(b)(iv) shall not be permitted without shareholder approval if such action would constitute a repricing under Paragraph 31(b)(i) herein.

31.	EMPLOYMENT OR OTHER RELATIONSHIP.

Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

32.	GOVERNING LAW.

This Plan shall be construed and enforced in accordance with the law of the State of Delaware, without regard to the conflicts of laws provisions of any state, and in accordance with applicable federal laws.

33.	COMPLIANCE WITH CODE SECTION 409A.

It is intended that Options and stock appreciation rights granted pursuant to this Plan will satisfy the requirements for the exemption from the requirements of Code Section 409A that is granted to “stock rights” pursuant to the Treasury regulations and other official guidance issued with respect to Code Section 409A. It is also intended generally that Stock Rights and other Stock-Based Awards granted pursuant to this Plan will satisfy for the exemption from the requirements of Code Section 409A that is granted to “short-term deferrals” or to transfers of restricted property pursuant to the Treasury regulations and other official guidance issued with respect to Code Section 409A. To the extent that any award under this Plan does not meet one of the exceptions from the application of Code Section 409A described in this paragraph, the terms of any Agreement evidencing an award granted under this Plan will contain such provisions as are necessary to comply with the requirements of Code Section 409A, including, but not limited to, the following:

(a) Generally:  Distributions may be made with respect to Stock Rights subject to Code Section 409A not earlier than upon the occurrence of one or more of the following events: (A) separation from service; (B) disability; (C) death; (D) a specified time or pursuant to a fixed schedule; (E) a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company; or (F) the occurrence of an unforeseeable emergency. Each of the preceding distribution events shall be defined and interpreted in accordance with Code Section 409A.

(b) Payments to Specified Employees:  With respect to Participants who are “specified employees” (as defined by the Company in accordance with Code Section 409A), a distribution due to separation from service may not be made before the date that is six months after the date of separation from service (or, if earlier, the date of death of the Participant), except as may be otherwise permitted pursuant to Code Section 409A. The aggregate amount of payments the Participant would have received but for the application of this section shall be paid during the seventh month following separation from service; all remaining payments shall be made in their ordinary course or as may be otherwise permitted under Code Section 409A.

(c) No Acceleration:  Acceleration of the time or schedule of any payment under the Plan that is subject to Code Section 409A (or that would become subject to Code Section 409A as a result of such acceleration) is prohibited, except that, to the extent permitted by the Administrator, acceleration of the time and/or form of a payment (including but not limited to de minimis payments), where such accelerations do not violate Code Section 409A, may be allowed.

(d) Deferral Elections:

(i) In the sole discretion of the Administrator, a Participant may be permitted to make an election as to the time or form of any distribution from a Stock Right other than an Option or stock appreciation right, provided that, except as specified in (ii), (iii) and (iv) below, such election is made and becomes irrevocable not later than the close of the taxable year preceding the taxable year in which the services for which the Stock Right is granted are to be performed, or at such other time or times as may be permitted under Code Section 409A.

(ii) In the case of the first year in which the Participant becomes eligible to participate in the Plan, the election described in (i) may be made with respect to services to be performed after the election within 30 days after the date the Participant becomes eligible to participate in the Plan.

(iii) In the case of any performance-based compensation (as that term is defined in Code Section 409A), where such compensation is based on services performed over a period of at least 12 months, the election described in (A) may be made no later than six months before the end of the period.

(iv) In the case of any Stock Right subject to a substantial risk of forfeiture (as defined in Code Section 409A), the election described in (i) may be made within 30 days of the date the Participant first obtains a legally binding right to the Stock Right, provided that the Stock Right requires the Participant to perform at least 12 months of service after such election is made.

(v) Changes to Elections:  To the extent that the Administrator, in its sole discretion, permits a subsequent election to delay a payment or change the form of payment that has been specified under (i), (ii), (iii) or (iv) above, the following provisions shall apply:

(A) Such election may not take effect until 12 months after the date on which the election is made;

(B) Where the payment is to be made for reasons other than death, disability or unforeseeable emergency, as those terms are defined in Paragraph 34(a), above, the first payment with respect to which such election is made must be deferred for a period of not less than five years from the date such payment would otherwise have been made; and

(C) Any election related to a payment based upon a specified term or pursuant to a fixed schedule, as such terms are defined in Paragraph 34(a), above, may not be made later than 12 months before the date of the first scheduled payment hereunder.

ANNUAL MEETING OF STOCKHOLDERS OF GLOBAL TELECOM & TECHNOLOGY, INC. June 4, 2009 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at — {Insert web address where material will be hosted} Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: O Richard D. Calder, Jr. O H. Brian Thompson O S. Joseph Bruno O Didier Delepine O Rhodric C. Hackman O Howard Janzen O Morgan E. O’Brien O Theodore B. Smith, III 2. Approval of the Amended and Restated 2006 Employee, Director and Consultant Stock Plan, which has been amended to increase the number of shares reserved under the plan, to add certain provisions to ensure compliance with the Internal Revenue Code of 1986, and to remove the cap on the number of shares that may be awarded to any participant during any period under the plan. 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTORS AND “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2006 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x —— Please detach along perforated line and mail in the envelope provided. —— 20830000000000000000 4 060409 FOR AGAINST ABSTAIN

0 —— . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . —— 14475 GLOBAL TELECOM & TECHNOLOGY, INC. 8484 Westpark Drive Suite 720 McLean, Virginia 22102 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GLOBAL TELECOM & TECHNOLOGY, INC. The undersigned appoints Richard D. Calder, Jr. and Chris McKee, and each of them, with full power to act without the other, as proxies, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Global Telecom & Technology, Inc. (“GTT”) held of record by the undersigned on April 9, 2009, at the Annual Meeting of Stockholders to be held on June 4, 2009, or any postponement or adjournment thereof. THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTORS AND FOR THE APPROVAL OF THE AMENDED AND RESTATED 2006 EMPLOYEE, DIRECTOR AND CONSULTANT PLAN. (Continued and to be signed on the reverse side)